Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Exterran Holdings, Inc. (formerly Hanover Compressor Company) of our report dated February 14, 2007 relating to the financial statements and financial statement schedule, which appears in the Current Report on Form 8-K dated June 3, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 3, 2009